Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G, and any amendments thereto, with respect to the common stock beneficially owned by each of them of Altice USA, Inc. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

Dated: February 14, 2018

Next Alt S.à. r.l.

By:	/s/ David Connolly
	Name:	David Connolly
	Title:	Authorized Signatory

Altice N.V.

By:	/s/ David Connolly
	Name:	David Connolly
	Title:	Authorized Signatory

CVC 3 B.V.

By:	/s/ David Connolly
	Name:	David Connolly
	Title:	Authorized Signatory

Patrick Drahi

By:	/s/ David Connolly
	Name:	David Connolly
	Title:	Authorized Signatory

Neptune Holding US GP LLC

By:	/s/ David Connolly
	Name:	David Connolly
	Title:	Authorized Signatory

Neptune Holding US Limited Partnership

By:	/s/ David Connolly
	Name:	David Connolly
	Title:	Authorized Signatory